UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 28, 2021

ARES MANAGEMENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36429	80-0962035
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Avenue of the Stars, 12th Floor, Los Angeles, CA  90067

(Address of principal executive office)(Zip Code)

(310) 201-4100

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	ARES	New York Stock Exchange
7.00% Series A Preferred Stock, par value $0.01 per share	ARES.PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On May 28, 2021, Ares Management Corporation (the “Company”) issued a notice of redemption with respect to all 12,400,000 outstanding shares of its 7.00% Series A Preferred Stock (“Series A Preferred Stock”) (CUSIP No. 03990B 200). The shares of Series A Preferred Stock will be redeemed on June 30, 2021 (the “Redemption Date”) at a redemption price of $25.00 per share (the “Redemption Price”), and will not include any accrued dividends because the Redemption Date is also a dividend payment date. The Company will pay the previously announced dividend of $0.4375 per share on the Series A Preferred Stock on June 30, 2021. Dividends on the shares of Series A Preferred Stock will cease to accrue on the Redemption Date, such shares shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive payment of the Redemption Price and the previously announced dividend. Because the shares of Series A Preferred Stock will be redeemed in full, trading of the shares of Series A Preferred Stock on the New York Stock Exchange (NYSE: ARES.PRA) will cease after the Redemption Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES MANAGEMENT CORPORATION
Dated: May 28, 2021
	By:	/s/ Naseem Sagati Aghili
	Name:	Naseem Sagati Aghili
	Title:	General Counsel and Secretary